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                                                                     EXHIBIT 5.1

                                                              April 10, 2003

                                Brazeau Seller LLP
                               55 Metcalfe Street
                                   Suite 750
                                Ottawa, Ontario
                                 Canada K1P-6L5
                                 (613) 237-4000

ZIM Corporation
20 Colonnade Road
Suite 200
Ottawa, ON K2E 7M6
CANADA

            Re:   Registration Statement on Form S-4

Ladies and Gentlemen:

      We refer to the registration statement of ZIM Corporation, a corporation organized under the laws of Canada (the "Company"), on Form S-4 (the "Registration Statement") and filed with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the registration of up to 54,889,541 common shares, without par value, of the Company (the "Common Shares"), and 5,163,500 special shares, without par value, of the Company (the "Special Shares") (the Common Shares and the Special Shares, together the "Shares") under the Act.

      In rendering the opinions hereinafter expressed, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Company's Articles and By-Laws, resolutions of the Board of Directors of the Company dated April 10, 2003, written consents and other actions of the Board of Directors and shareholders of the Company, and a Certificate of Existence dated April 8, 2003 issued by Industry Canada with respect to the existence of the Company in Canada. We have also relied, as to certain factual matters, upon a certificate of an officer of the Company dated the date hereof, a copy of which has been provided to you.

      We have also examined an executed copy of the Reincorporation Merger Agreement dated as of November 1, 2002 amongst the Company, PCI Merge, Inc. and Private Capital Investors, Inc. (the "Reincorporation Merger Agreement"), the Amalgamation Agreement dated as of December 1, 2002 amongst the Company, ZIM Technologies International, Inc. and PCI-ZTI Canada, Inc. (the "Amalgamation Agreement"), the Amended and Restated Acquisition Agreement dated as of October 28, 2002 by and among the Company, Private Capital Investors, Inc., ZIM Technologies International, Inc. and certain shareholders of Private Capital Investors, Inc. (the "Acquisition Agreement"), those stock option agreements listed on Schedule A hereto between the Company and those persons listed on Schedule A hereto (as assigned by Zim Technologies International, Inc. to the Company) (the "Option Agreements") pursuant to which certain Common Shares ("Option Shares") may be issued, which Option Shares, once paid for and issued, will comprise a portion of the Common Shares being registered, and such statutes, corporate records and documents as we have considered necessary to enable us to express the opinions set forth in this opinion letter. In such examinations, we have assumed the genuineness of all signatures, the legal capacity of all individuals and the authenticity and enforceability of all documents submitted to us as certified, conformed or photostatic copies or facsimiles.

      The opinions expressed below are limited to the laws of the Province of Ontario and the federal laws of Canada applicable in that province.

      On the basis of the foregoing, we are of the opinion that:

      1. The Company is a corporation duly incorporated and validly existing under the laws of Canada;
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      2.    The Shares have been duly authorized;

      3. Upon issuance in accordance with the terms of the Reincorporation Merger Agreement, the Amalgamation Agreement, the Acquisition Agreement and the Option Agreements, including the receipt of the consideration therefor, the Shares, including the Option Shares, will be validly issued, fully paid and non-assessable.

      This opinion is limited to the express opinions provided herein and no other opinions may be inferred. We have been retained solely for the purpose of providing the opinions contained herein and we have not participated in the preparation or settlement of the Reincorporation Merger Agreement, the Amalgamation Agreement, the Acquisition Agreement or the Option Agreements or in any negotiations or discussions concerning the transactions contemplated thereby.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of this firm's name under the caption "Legal Matters".

                                                          Sincerely,


                                                          /s/ Brazeau Seller LLP
                                                          BRAZEAU SELLER LLP